As filed with the Securities and Exchange Commission on May 20, 2013
Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SUSSER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4525 Ayers Street Corpus Christi, Texas 78415
(Address, including zip code, of registrant’s principal executive offices)
Susser Holdings Corporation 2013 Equity Incentive Plan (Full title of the plan)
E.V. Bonner Jr. Executive Vice President and General Counsel Susser Holdings Corporation 4525 Ayers Street Corpus Christi, Texas 78415 (361) 884-2463
(Name and address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (1)(2)
Common Stock, par value $0.01 per share	1,750,000 shares	$50.93	$89,127,500	$12,157

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”),  this registration statement on Form S-8 (the “Registration Statement”) also covers additional shares of common stock, par value $0.01 per share (the “Common Stock”), that may be offered or issued under the Susser Holdings Corporation 2013 Equity Incentive Plan (the “Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on May 14, 2013 on the consolidated transaction reporting system.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

This Registration Statement is filed to register the issuance and sale of shares of Common Stock of Susser Holdings Corporation (the “Registrant” or “Susser”) that may be issued and sold under the Susser Holdings Corporation 2013 Equity Incentive Plan (the “Plan”).  The Registrant hereby incorporates by reference into this Registration Statement the following documents, or portions thereof, previously filed by with the SEC:

(a) the Registrant’s annual report on Form 10-K for the fiscal year ended December 30, 2012 filed March 15, 2013 (SEC File No. 001-33084);

(b) the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2013 filed on May 10, 2013 (SEC File No. 001-33084);

(c) all other reports filed* by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above; and

(d) the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (SEC File No. 001-33084) as filed with the SEC on October 13, 2006 and December 17, 2012, including any amendment or report filed for the purpose of updating such description.

* Any report (or portion thereof) “furnished “ on Form 8-K shall not be incorporated by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which de-registers all such shares then then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant’s Securities Exchange Act file number with the SEC is 001-33084.  Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated by reference herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Under Section 145(a) of the Delaware General Corporation Law (“DGCL”), a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Under Section 145(b) of the DGCL, a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL further provides that to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above in Sections 145(a) and 145(b) of the DGCL, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually or reasonably incurred by such person in connection therewith.

Section 145 of the DGCL also states that the indemnification and advancement of expenses provided for in such section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violations of certain sections of the DGCL (Sections 174, 160 and 173 of the DGCL) imposing certain requirements with respect to stock purchases, redemptions and dividends; or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant has obtained an insurance policy providing for indemnification of officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The Registrant’s Amended and Restated Certificate of Incorporation provides that indemnification shall be to the fullest extent permitted by the DGCL for all of current or former directors or officers. As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation provides that current or former directors shall have no personal liability to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

The foregoing summaries are necessarily subject to the complete text of the applicable statute and the article(s) of the Registrant’s Amended and Restated Certificate of Incorporation referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of Susser Holdings Corporation (1)

4.2	Amended and Restated Bylaws of Susser Holdings Corporation (2)

4.3	First Amendment to the Amended and Restated By-Laws of Susser Holdings Corporation (3)

5.1	Opinion of Weil, Gotshal & Manges LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

99.1	Susser Holdings Corporation 2013 Equity Incentive Plan*

*           Filed herewith
(1)	Incorporated by reference from Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed November 15, 2006.
(2)	Incorporated by reference from Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q filed November 15, 2006.
(3)	Incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K/A filed September 21, 2007.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on this 20th day of May, 2013.

SUSSER HOLDINGS CORPORATION

By:	/s/ Sam L. Susser
	Name:	Sam L. Susser
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam L. Susser, E.V. Bonner Jr. and Mary E. Sullivan, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8 (including all post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	CAPACITY	DATE
/s/ Sam L. Susser	President, Chief Executive Officer and Director	May 20, 2013
Sam L. Susser	(Principal Executive Officer)

/s/ Mary E. Sullivan	Executive Vice President and Chief Financial Officer	May 20, 2013
Mary E. Sullivan	(Principal Financial Officer and Principal Accounting Officer)

/s/ David P. Engel	Director	May 20, 2013
David P. Engel

Bruce W. Krysiak	Director	May 20, 2013
Bruce W. Krysiak

/s/ Armand S. Shapiro	Director	May 20, 2013
Armand S. Shapiro

/s/ Ronald G. Steinhart	Director	May 20, 2013
Ronald G. Steinhart

/s/ Sam J. Susser	Director	May 20, 2013
Sam J. Susser

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of Susser Holdings Corporation (1)

4.2	Amended and Restated Bylaws of Susser Holdings Corporation (2)

4.3	First Amendment to the Amended and Restated By-Laws of Susser Holdings Corporation (3)

5.1	Opinion of Weil, Gotshal & Manges LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

99.1	Susser Holdings Corporation 2013 Equity Incentive Plan*

*           Filed herewith
(1)	Incorporated by reference from Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed November 15, 2006.
(2)	Incorporated by reference from Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q filed November 15, 2006.
(3)	Incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K/A filed September 21, 2007.